SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K


                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


         Date of Report (Date of earliest event reported): July 25, 1998


                         Commission File Number 0-12788


                          CASEY'S GENERAL STORES, INC.
             (Exact name of registrant as specified in its charter)


              IOWA                                   42-0935283
   (State or other jurisdiction of             (I.R.S. Employer
    incorporation or organization)              Identification Number)


                       ONE CONVENIENCE BLVD., ANKENY, IOWA
                    (Address of principal executive offices)


                                      50021
                                   (Zip Code)


                                 (515) 965-6100
              (Registrant's telephone number, including area code)


                                      NONE
                          (Former name, former address
                          if changed since last report)



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Item 5.           OTHER EVENTS.

     On July 25, 1998, Casey's General Stores, Inc. (the "Company") accepted the resignations of Douglas K. Shull as Treasurer and as a member of the Board of Directors of the Company and one of its wholly-owned subsidiaries, Casey's Marketing Company. The resignations, which were reached by mutual agreement, were effective immediately. John Harmon, the current Corporate Secretary of the Company, has been appointed to serve in the new position of Secretary/Treasurer.

     Under a Severance Agreement dated as of July 25, 1998 (the "Agreement") between the Company and Mr. Shull, Mr. Shull has agreed to serve as a consultant to the Company until August 31, 1998, during which time he will assist with the transition of his successor and completion of the first quarter's financial reports. Under the Agreement, Mr. Shull will receive $75,000 per year for twenty years, along with health insurance, in lieu of the severance payment and other rights under his employment agreement with the Company. Mr. Shull also has agreed to certain confidentiality and restrictive covenants for a period of two years and released the Company from all claims relating to his employment by the Company.

     Attached hereto as Exhibit 10.32 and incorporated herein by reference is a copy of the Agreement between the Company and Mr. Shull. The foregoing description of the Agreement is qualified in its entirety by reference to the Agreement.

Item 7.           EXHIBITS.

10.32 Severance Agreement dated as of July 25, 1998 between Casey's General Stores, Inc. and Douglas K. Shull.

                                    SIGNATURE


     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


                                          CASEY'S GENERAL STORES, INC.



Date:  July 27, 1998             By:      /s/ John G.  Harmon
                                          -------------------------
                                          John G.  Harmon
                                          Corporate Secretary/Treasurer

                                    EXHIBITS


EXHIBIT         DESCRIPTION                                            PAGE

10.32           Severance Agreement dated as of July 25, 1998          5
                between Casey's General Stores, Inc. and
                Douglas K. Shull